Exhibit 99.1

Jamba, Inc. Announces Preliminary Unaudited Fourth Quarter and Fiscal Year 2015 Financial Results

Completion of Refranchise Initiative Sets Up Asset Light Business Model For 2016

Strong System-Wide Comparable Store Sales Growth of 3.9% for the Fourth Quarter of 2015

Adjusted EBITDA Targets Met for Full Year 2015

EMERYVILLE, Calif., March 14, 2016 -- Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the fourth quarter and fiscal year ended December 29, 2015.

Financial Highlights

•	Company-owned comparable store sales increased 5.4% for the quarter. System-wide comparable sales(1) increased 3.9% and Franchise comparable store sales(1) increased 3.7% for the quarter.

•	Total revenue for the quarter decreased 55.5% to $19.5 million from $43.9 million for the prior year, primarily due to the reduction in the number of Company stores as part of the Company’s refranchising initiative, partially offset by the 3.9% increase in System-wide comparable store sales and net new global Franchise locations.

•	Total Company-owned stores at the end of the fourth quarter of 2015 was 70, compared to 263 at the end of the fourth quarter of 2014.

•	GAAP net loss attributable to Jamba, Inc. was $(8.3) million for the fourth quarter or $(0.55) loss per share compared to $(8.0) million, or $(0.47) loss per share for the prior year. Non-GAAP net loss attributable to Jamba, Inc.(2), adjusted for refranchising and severance costs associated with the shift to the asset-light business model, charges taken for the early closure of eight stores and the gain associated with refranchising was $(4.2) million for the fourth quarter, or $(0.28) loss per share compared to $(4.7) million, or $(0.27) loss per share for the prior year.

•	General and administrative expenses for the quarter increased 6.3% to $10.5 million compared with $9.9 million for the prior year period. Non-GAAP adjusted general and administrative expense(2) for the quarter was $8.0 million compared with $7.8 million for the prior year.

•	Adjusted EBITDA(3) was $(0.1) million for the fourth quarter of 2015 and $10.4 million for fiscal 2015.

•	Shares repurchased during the fourth quarter of 2015 were 132,537, utilizing $1.9 million under the current $45 million Stock Repurchase Program. Cumulatively, from inception through the end of the fourth quarter, 2,858,817 shares were repurchased for $40 million under this program.

•	Jamba closed one refranchising transaction for 16 stores during the fourth quarter for proceeds of approximately $3.3 million.

•	Franchisees opened 27 new Jamba Juice stores globally during the quarter. At December 29, 2015, Jamba’s global store base consisted of 70 Company Stores, 748 Franchise Stores and 75 International Stores.

Refranchising Completed

•	During 2015, 12 refranchising transactions closed totaling 179 company-owned stores and one unopened company owned store. Jamba received total proceeds of $53.1 million from refranchising transactions, slightly below earlier guidance due to the Company’s decision to retain 43 stores in the San Diego, CA and Chicago, IL markets.

Capital Allocation Update

•	The Company’s board of directors authorized a $25 million share repurchase program in October 2014, with increases to $40 million in May 2015 and to $45 million in September 2015.

•	During the quarter, the Company repurchased 132,537 shares of common stock on the open market at an average price of $14.31 per share.

•	Cumulatively through the end of fiscal 2015, 2,858,817 shares have been repurchased under this plan for a total cost of $40.0 million, reducing share count by approximately 15.9% since inception of plan.

•	There is $5.0 million of capacity left under the current repurchase authorization.

“2015 was a productive year for the Company. We ended the year reporting System-wide same store sales growth of 2.3% and Adjusted EBITDA(3) of $10.4 million, both in line with our expectations. We also continued our transition to an asset-light model in 2015, refranchising a total of 179 stores for proceeds totaling $53.1 million. Finally, we rewarded our shareholders with our ongoing share repurchase program,” said Richard L. (Rick) Federico, Chairman of the Board of Directors of the Company.

“I could not be more excited to start my new position at Jamba and truly believe that the best days for the Company are to come,” said David A. Pace, Chief Executive Officer of the Company. “In the year ahead I look forward to further enhancing our already phenomenal brand and working with our engaged franchisees and a talented team to further accelerate Jamba’s success to benefit our customers, employees, and shareholders.”

Fourth Quarter Fiscal 2015 Results

Revenue

The Company ended fiscal 2015 with a total of 70 company locations and 823 franchise locations, as a result of the completion of the Company’s shift to an asset light franchise business model through a refranchising initiative that included the sale of 179 company locations. The comparisons to the prior year will be skewed due to the significant number of Company locations that were sold.

For the 13 weeks ended December 29, 2015, total revenue decreased 55.5% to $19.5 million from $43.9 million for the 13 week period ended December 30, 2014. The decrease is primarily due to the reduction in the number of company-owned stores pursuant to the company’s refranchising strategy, partially offset by increases in system-wide comparable store sales(1) of 3.9%. The increase in company-owned comparable store sales(1) of 5.4% was primarily due to an increase in average check of 380 basis points and an increase in transaction count of 160 basis points.

Franchise and other revenue increased 52.4% to $6.8 million from $4.5 million in the prior year period, primarily due to increased royalties resulting from the increase in franchise operated stores and the increase in franchise-operated comparable store sales(1) of 3.7%. Other revenue, which includes JambaGO® and CPG, was $1.6 million and $1.4 million in the fourth quarter of 2015 and fourth quarter of 2014, respectively. The increase in revenue was primarily due to the Company’s cold-pressed RTD juice business along with higher royalty revenue from the Company’s international business.

Loss from Operations

Loss from Operations was $(7.8) million for the fourth quarter of 2015 compared to a loss from operations of $(7.9) million for the fourth quarter of 2014. On a non-GAAP basis, Loss from Operations(2) which excludes costs associated with refranchising and severance related to the shift to the asset-light business model, charges taken for the early closure of eight stores and the gain associated with refranchising, was approximately $(3.8) million, compared to $(4.6) million in the prior year.

Retail Growth

As of December 29, 2015, there were 893 Jamba® stores system-wide, of which 823 are franchise-operated stores, and 70 are Company-owned. Franchise-operated stores include 42 express formats. During the quarter, Jamba opened 20 new domestic franchise-operated stores and seven international stores, and purchased two stores from a franchisee. No new Company-owned stores opened during the quarter. During the quarter, 18 stores were closed globally. Growth continues at JambaGO® with units in operation exceeding 2,000.

Results for Fiscal Year 2015

Revenue

For the 52 weeks ended December 29, 2015, total revenue decreased 25.9% to $161.7 million from $218.0 million for the 52 week period ended December 30, 2014. The decrease is primarily due to the reduction in the number of company-owned stores pursuant to the Company’s refranchising strategy, partially offset by increases in system-wide comparable store(1) sales of 2.3%. The increase in company-owned comparable store sales(1) of 1.5% was primarily due to an increase in average check of 500 basis points offset by a decrease in transaction count of 350 basis points.

Franchise and other revenue increased 27.7% to $24.7 million from $19.3 million in the prior year period, primarily due to increased royalties resulting from the increase in franchise operated stores and the increase in franchise-operated comparable store sales(1) of 2.7% during the 52-week period ended December 29, 2015. Other revenue, which includes JambaGO® and CPG, was $5.4 million and $5.1 million in fiscal year 2015 and fiscal 2014, respectively. The increase revenue was primarily due to the Company’s cold-pressed RTD juice business along with higher royalty revenue from the Company’s international business.

Income (Loss) from Operations and Adjusted EBITDA(3)

Income from Operations was $10.3 million for fiscal year 2015 compared to a loss from operations of $(3.3) million in fiscal year 2014. Included in the results are gains on disposal of assets of $21.6 million related to the refranchising initiative. On a non-GAAP basis, Income (Loss) from Operations(2) which excludes costs associated with refranchising and severance related to the shift to the asset-light business model, charges taken for the early closure of eight stores and the gain associated with refranchising, was approximately $(1.3) million compared to $3.8 million from the prior year.

Adjusted EBITDA(3) for the fiscal year 2015 was $10.4 million.

Retail Growth

During the fiscal year, Jamba opened 51 new domestic franchise-operated stores and 22 international store locations and purchased two stores from a franchisee. During the fiscal year, 48 stores were closed globally. No new company-owned stores opened during the year. As of December 29, 2015 there were 75 international store locations, all of which are franchise-operated.

Liquidity

As of December 29, 2015, the Company held $19.7 million in cash and cash equivalents as compared to $17.8 million cash and cash equivalents at December 30, 2014. As of December 29, 2015 and December 30, 2014, the Company did not have any restricted cash.

Conference Call

A conference call to review the fourth quarter and fiscal year 2015 results will be held today, March 14, 2016 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13630254. The replay will be available until April 4, 2016. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., owns and franchises Jamba Juice® stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, and a variety of food items including, hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, Energy Bowls™, baked goods and snacks. As of December 29, 2015, there were 893 store locations globally. There were 70 company-owned and operated stores and 748 franchise-operated stores in the United States, and 75 franchise-operated international stores. Jamba Juice Company expanded the Jamba® brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademarks. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba® outlets in the United States.

Fans of Jamba Juice® can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.jambajuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks

ICR

646-277-1212

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1) Comparable store sales are calculated using sales of Jamba Juice® stores open more than one full year. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees and do not include International Stores, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. System-wide comparable store sales do not include International Stores and JambaGO® locations. Company-owned stores that were sold in refranchising transactions are included in the company-owned store base for each accounting period of the fiscal year to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and franchise-operated stores.

(2) Non-GAAP Adjusted Net Income attributable to Jamba, Inc. is calculated as net income attributable to Jamba, Inc. as determined in accordance with GAAP excluding the cost items as specifically identified in the non-GAAP reconciliation schedules set forth below associated with the Company’s legal and other transition costs related to the Company’s move to outsource specified services to Capgemini, refranchise and severance costs associated with the move to an asset-light business model, charges taken on the early closure of eight store locations, and the gain associated with refranchising. Non-GAAP Adjusted General and Administration Expense is calculated as general and administration expense in accordance with GAAP excluding $5.0 million of the portion of such transitional costs in general and administration expenses for the fiscal year. The Company believes that net income attributable to Jamba, Inc. and general and administration expense adjusted to exclude the costs of such items is a helpful indicator of the Company's operating performance in that it shows the net gain/loss without the impact of what the Company believes to be upfront transitional costs. Management does not believe such costs are reflective of the Company's ongoing performance and accordingly excludes those items from non-GAAP adjusted net income/loss attributable to Jamba, Inc. and general and administration expense. Adjusted Income from Operations is calculated as income from operations as determined in accordance with GAAP excluding costs associated with the shift to the asset-light business model and the gain associated with refranchising.

(3) The Company used the non-GAAP financial measure of Adjusted EBITDA in its statements made in this release and believes that these are useful in measuring the operating performance of the Company. Adjusted EBITDA is equal to net income, adjusted for: (a) the Company’s legal and transition costs related to the Company’s move to outsource specified services to Capgemini and the move to an asset-light business model; (b) gain from disposal of assets relating to refranchising; (c) depreciation and amortization; (d) charges related to the early lease termination for eight stores; (e) interest income; (f) interest expense; (g) income taxes; and (h) stock based compensation expense.

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	13 Week Period Ended		52 Week Period Ended
	December 29, 2015	December 30, 2014	December 29, 2015	December 30, 2014
Revenue:
Company stores	$12,724	$39,456	$137,025	$198,737
Franchise and other revenue	6,825	4,477	24,651	19,311

Total revenue	19,549	43,933	161,676	218,048

Costs and operating expenses (income):
Cost of sales	3,230	12,456	33,737	52,236
Labor	4,925	14,383	44,732	61,749
Occupancy	2,005	6,847	18,951	27,630
Store operating	3,158	7,792	25,152	33,089
Depreciation and amortization	2,209	2,169	6,569	10,084
General and administrative	10,479	9,859	36,872	37,278
Gain on disposal of assets	(275)	(1,356)	(21,609)	(2,957)
Store pre-opening	556	177	1,031	763
Impairment of long-lived assets	321	-	2,523	175
Store lease termination and closure	1,400	337	1,669	575
Other operating, net	(619)	(851)	1,795	726

Total costs, operating expenses, and gain	27,389	51,813	151,422	221,348

(Loss) income from operations	(7,840)	(7,880)	10,254	(3,300)

Other income (expense):

Interest income	59	19	137	74
Interest expense	(58)	(52)	(220)	(195)

Total other income (expense), net	1	(33)	(83)	(121)

(Loss) income before income taxes	(7,839)	(7,913)	10,171	(3,421)

Income tax expense	(424)	(106)	(701)	(168)

Net (loss) income	(8,263)	(8,019)	9,470	(3,589)
Less: Net income attributable to noncontrolling interest	-	4	52	43

Net (loss) income attributable to Jamba, Inc.	$(8,263)	$(8,023)	$9,418	$(3,632)

Weighted-average shares used in computation of (loss) earnings per share:
Basic	14,897,991	17,134,490	15,787,806	17,197,904
Diluted	14,897,991	17,134,490	16,228,033	17,197,904

(Loss) earnings per share attributable to Jamba, Inc. common stockholders:
Basic	$(0.55)	$(0.47)	$0.60	$(0.21)
Diluted	$(0.55)	$(0.47)	$0.58	$(0.21)

 JAMBA, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 Reconciliation of GAAP to Non-GAAP

 (Unaudited)

 Adjusted for Transitional Costs Associated with Shift to Asset-Light Business Model

 (In thousands except share and per share amounts)

	GAAP		Non-GAAP	GAAP		Non-GAAP
	Reported		As Adjusted	Reported		As Adjusted
	13 Week	Gains and	13 Week	13 Week	Gains and	13 Week
	Period Ended	Transitional	Period Ended	Period Ended	Transitional	Period Ended
	December 29, 2015	Costs	December 29, 2015	December 30, 2014	Costs	December 30, 2014

Revenue:
Company stores	$12,724	$-	$12,724	$39,456	$157	$39,613
Franchise and other revenue	6,825	-	6,825	4,477	330	4,807

Total revenue	19,549	-	19,549	43,933	487	44,420

Costs and operating expenses (income):
Cost of sales	3,230	-	3,230	12,456	(314)	12,142
Labor	4,925	-	4,925	14,383	-	14,383
Occupancy	2,005	-	2,005	6,847	-	6,847
Store operating	3,158	-	3,158	7,792	(290)	7,502
Depreciation and amortization	2,209	-	2,209	2,169	-	2,169
General and administrative	10,479	(2,517)	7,962	9,859	(2,040)	7,819
Gain on disposal of assets	(275)	327	52	(1,356)	-	(1,356)
Store pre-opening	556	(215)	341	177	-	177
Impairment of long-lived assets	321	(321)	-	-	-	-
Store lease termination and closure	1,400	(1,311)	89	337	-	337
Other operating, net	(619)	-	(619)	(851)	(117)	(968)

Total costs, operating expenses, and gain	27,389	(4,037)	23,352	51,813	(2,761)	49,052

(Loss) income from operations	(7,840)	4,037	(3,803)	(7,880)	3,248	(4,632)

Other income (expense):

Interest income	59	-	59	19	-	19
Interest expense	(58)	-	(58)	(52)	-	(52)

Total other income (expense), net	1	-	1	(33)	-	(33)

(Loss) income before income taxes	(7,839)	4,037	(3,802)	(7,913)	3,248	(4,665)

Income tax (expense) benefit	(424)	-	(424)	(106)	65	(41)

Net (loss) income	(8,263)	4,037	(4,226)	(8,019)	3,313	(4,706)
Less: Net income attributable to noncontrolling interest	-	-	-	4	-	4

Net (loss) income attributable to Jamba, Inc.	$(8,263)	$4,037	$(4,226)	$(8,023)	$3,313	$(4,710)

Weighted-average shares used in computation of (loss) earnings per share:
Basic	14,897,991		14,897,991	17,134,490		17,134,490
Diluted	14,897,991		14,897,991	17,134,490		17,134,490

(Loss) earnings per share attributable to Jamba, Inc. common stockholders:
Basic	$(0.55)		$(0.28)	$(0.47)		$(0.27)
Diluted	$(0.55)		$(0.28)	$(0.47)		$(0.27)

 JAMBA, INC.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 Reconciliation of GAAP to Non-GAAP

 (Unaudited)

 Adjusted for Transitional Costs Associated with Shift to Asset-Light Business Model

 (In thousands except share and per share amounts)

	GAAP		Non-GAAP	GAAP		Non-GAAP
	Reported		As Adjusted	Reported		As Adjusted
	52 Week	Gains and	52 Week	52 Week	Gains and	52 Week
	Period Ended	Transitional	Period Ended	Period Ended	Transitional	Period Ended
	December 29, 2015	Costs	December 29, 2015	December 30, 2014	Costs	December 30, 2014

Revenue:
Company stores	$137,025	$-	$137,025	$198,737	$168	$198,905
Franchise and other revenue	24,651	-	24,651	19,311	945	20,256

Total revenue	161,676	-	161,676	218,048	1,113	219,161

Costs and operating expenses (income):
Cost of sales	33,737	-	33,737	52,236	(921)	51,315
Labor	44,732	(533)	44,199	61,749	(523)	61,226
Occupancy	18,951	-	18,951	27,630	-	27,630
Store operating	25,152	(231)	24,921	33,089	(715)	32,374
Depreciation and amortization	6,569	-	6,569	10,084	-	10,084
General and administrative	36,872	(5,026)	31,846	37,278	(3,602)	33,676
Gain on disposal of assets	(21,609)	21,794	185	(2,957)	-	(2,957)
Store pre-opening	1,031	(240)	791	763	-	763
Impairment of long-lived assets	2,523	(2,228)	295	175	-	175
Store lease termination and closure	1,669	(1,311)	358	575	-	575
Other operating, net	1,795	(700)	1,095	726	(235)	491

Total costs, operating expenses, and gain	151,422	11,525	162,947	221,348	(5,996)	215,352

Income (loss) from operations	10,254	(11,525)	(1,271)	(3,300)	7,109	3,809

Other income (expense):

Interest income	137	-	137	74	-	74
Interest expense	(220)	-	(220)	(195)	-	(195)

Total other expense, net	(83)	-	(83)	(121)	-	(121)

Income (loss) before income taxes	10,171	(11,525)	(1,354)	(3,421)	7,109	3,688

Income tax (expense) benefit	(701)	-	(701)	(168)	142	(26)

Net income (loss)	9,470	(11,525)	(2,055)	(3,589)	7,251	3,662
Less: Net income attributable to noncontrolling interest	52	-	52	43	-	43
Net income (loss) attributable to Jamba, Inc.	$9,418	$(11,525)	$(2,107)	$(3,632)	$7,251	$3,619

Weighted-average shares used in computation of earnings (loss) per share:
Basic	15,787,806		15,787,806	17,197,904		17,197,904
Diluted	16,228,033		15,787,806	17,197,904		17,653,716

Earnings (loss) per share attributable to Jamba, Inc. common stockholders:
Basic	$0.60		$(0.13)	$(0.21)		$0.21
Diluted	$0.58		$(0.13)	$(0.21)		$0.20

JAMBA, INC.

(Unaudited)

STORE COUNT
	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
For the 52-Week Period Ended December 29, 2015
At December 30, 2014	263	543	62	868
Opened	-	51	22	73
Acquired	2	(2)	-	-
Closed	(16)	(23)	(9)	(48)
Refranchised	(179)	179	-	-
At December 29, 2015	70	748	75	893

For the 52-Week Period Ended December 30, 2014
At December 31, 2013	268	535	48	851
Opened	-	43	24	67
Acquired	26	(26)	-	-
Closed	(13)	(27)	(10)	(50)
Refranchised	(18)	18	-	-
At December 30, 2014	263	543	62	868

COMPARABLE STORE SALES

	13 Week Period Ended		52 Week Period Ended
Increase/(Decrease)	December 29, 2015	December 30, 2014	December 29, 2015	December 30, 2014

Percentage Change in Comparable store sales
Company stores	5.4%	4.2%	1.5%	2.8%
Franchise stores	3.7%	5.4%	2.7%	2.7%
System-wide	3.9%	4.9%	2.3%	2.7%

Percentage Change in Comparable Company store sales
Traffic effect	1.6%	0.5%	(3.5)%	(1.8)%
Average check effect	3.8%	3.7%	5.0%	4.6%
Total Comparable Company store sales	5.4%	4.2%	1.5%	2.8%

JAMBA, INC.

(Unaudited)

REVENUE
	13 Week Period Ended		52 Week Period Ended
	December 29, 2015	December 30, 2014	December 29, 2015	December 30, 2014
Revenue (in thousands):
Company stores	$12,724	$39,456	$137,025	$198,737
Franchise revenue	5,189	3,119	19,221	14,169
Other revenue	1,636	1,358	5,430	5,142
Total revenue	$19,549	$43,933	$161,676	$218,048

JAMBA, INC.

(Unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	13 Week Period Ended	52 Week Period Ended
	December 29, 2015	December 29, 2015
(in thousands)
Net (loss) income attributable to Jamba, Inc.	$(8,263)	$9,418
Adjustments related to gains and transitional costs	4,037	(11,525)
Depreciation and amortization	2,209	6,569
Interest income	(59)	(137)
Interest expense	58	220
Income taxes	424	701
Stock based compensation	1,529	5,162
Adjusted EBITDA	$(65)	$10,408

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share amounts)	December 29, 2015	December 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$19,730	$17,750
Receivables, net of allowances of $618 and $280	16,932	16,977
Inventories	818	2,300
Prepaid and refundable taxes	356	474
Prepaid rent	1,682	504
Assets held for sale	-	22,845
Prepaid expenses and other current assets	4,495	8,105
Total current assets	44,013	68,955
Property, fixtures and equipment, net	18,744	17,988
Goodwill	1,184	945
Trademarks and other intangible assets, net	1,464	2,360
Notes receivable and other long-term assets	4,211	2,241
Total assets	$69,616	$92,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,815	$3,926
Accrued compensation and benefits	3,788	6,325
Workers’ compensation and health insurance reserves	633	1,311
Accrued jambacard liability	29,306	38,184
Other current liabilities	18,093	16,454
Total current liabilities	55,635	66,200
Deferred rent and other long-term liabilities	8,990	9,544
Total liabilities	64,625	75,744
Commitments and contingencies (Notes 8 and 17)
Stockholders’ equity:
Common stock, $.001 par value, 30,000,000 shares authorized;	18	17
17,938,820 and 17,478,616 shares issued, respectively
Additional paid-in capital	403,605	396,629
Treasury shares, at cost, 1,948,004 and 910,813, respectively	(40,009)	(11,991)
Accumulated deficit	(358,623)	(368,041)
Total equity attributable to Jamba, Inc.	4,991	16,614
Noncontrolling interest	-	131
Total stockholders’ equity	4,991	16,745
Total liabilities and stockholders’ equity	$69,616	$92,489